LUMINENT MORTGAGE CAPITAL, INC.
APPOINTS S. TREZEVANT MOORE, JR. AS PRESIDENT

San Francisco, CA March 14, 2005 – Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today the appointment of S. Trezevant Moore, Jr. (“Trez”) as President and Chief Operating Officer, effective March 9, 2005. Mr. Moore will report to Gail P. Seneca, Chairman of the Board and Chief Executive Officer.

Prior to joining Luminent, Mr. Moore was the Executive Vice President of Capital Markets for Radian Guaranty in Philadelphia. Prior to his employment at Radian, Mr. Moore held several senior level appointments in the mortgage industry, including positions at First Union National Bank, Nationsbanc Capital Markets, Citicorp Securities and First Boston. Mr. Moore earned both his B.A. and M.B.A. degrees from the University of Pennsylvania.

“We are delighted that Trez has joined our team,” said Ms. Seneca. “He brings to Luminent more than 25 years of senior experience in mortgage finance, credit analysis and mortgage securitization.”

As Trez joins Luminent, Albert J. Gutierrez will step down as President. He will continue to concentrate on Luminent’s agency and AAA mortgage-backed securities spread arbitrage portfolio.

Luminent also announced today the appointment of an additional independent member to its Board of Directors, Dr. Leonard Auerbach. Dr. Auerbach was founding President and Chief Executive Officer of AIG-Centre Capital, a mortgage conduit, and was General Partner of Tuttle & Company, a leading industry consultant on mortgage hedging and analytics. Dr. Auerbach was a director of Headlands Mortgage before its sale to Greenpoint. Dr. Auerbach is now President of L, B, A & C, a consulting and investment company. Dr. Auerbach also has served as a trustee of the RS and Robertson Stephens Investment Funds, a series of publicly traded mutual funds, since 1987, and serves as a director of Sequoia National Bank in San Francisco. Dr. Auerbach served on the faculty of the Haas School of Business at the University of California, Berkeley for ten years, and was a founding faculty member and full professor at the Executive and Graduate MBA programs at St. Mary’s College of California. He has written and lectured extensively on mortgage finance. Dr. Auerbach earned a B.A. in Mathematics from the University of Wisconsin and a Ph.D. in Management Science from the University of California, Berkeley.

“We are privileged to have Lenny working with us,” said Gail P. Seneca. “His vast experience, sharp intellect and passion for the mortgage business will be invaluable to Luminent.”

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.